EXHIBIT 5.1

Stevens & Lee

Lawyers & Consultants

111 North 6th Street
P.O. Box 679
Reading, PA 19603-0679
(610) 478-2000 Fax (610) 376-5610
www.stevenslee.com

January 21, 2005

Board of Directors
Sovereign Bancorp, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102

Ladies and Gentlemen:

     We have acted as counsel to Sovereign Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the “Registration Statement”), relating to the registration of up to 3,064,814 shares of the Company’s common stock, no par value per share (the “Common Stock”) to be issued to participants in the Waypoint Financial Corp. Retirement Savings Incentive Plan and upon exercise of options previously granted by Waypoint Financial Corp. (“Waypoint”) pursuant to the Waypoint Financial Corp. 2001 Stock Option Plan, the Harris Financial, Inc. 1999 Incentive Stock Option Plan, the Harris Financial, Inc. 1999 Stock Option Plan for Outside Directors, the York Financial Corp. 1997 Stock Option and Incentive Plan, the Harris Savings Bank 1996 Incentive Stock Option Plan, the York Financial Corp. 1995 Non-Qualified Stock Option Plan for Directors, the Harris Savings Bank 1994 Incentive Stock Option Plan, the Harris Savings Bank 1994 Stock Option Plan for Outside Directors, and the York Financial Corp. Non-Incentive Stock Option Plan for Directors (collectively, the “Plans”), and converted into options to purchase Common Stock (the “Options”) upon the acquisition of Waypoint by the Company on January 21, 2005, pursuant to an Agreement and Plan of Merger, dated as of March 8, 2004 by and between the Company and Waypoint (the “Agreement”).

     In our capacity as counsel to the Company, we have reviewed:

(1)	the Pennsylvania Business Corporation Law of 1988, as amended;

(2)	the Company’s articles of incorporation;

A PROFESSIONAL CORPORATION

Philadelphia     •     Reading     •    Valley Forge     •    Lehigh Valley     •    Harrisburg    •    Lancaster

Scranton    •     Wilkes-Barre    •     Princeton    •    Cherry Hill     •    New York     •    Wilmington

Stevens & Lee

Lawyers & Consultants

Board of Directors
Sovereign Bancorp, Inc.
January 21,2005

(3)	the Company’s bylaws;

(4)	the Registration Statement;

(5)	the Agreement;

(6)	each Plan;

(7)	a copy of a form of Common Stock certificate; and

(8)	resolutions adopted by the Company’s board of directors on March 8, 2004, and January 19, 2005.

     For purposes of this opinion, we have assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization, and other laws and legal principles affecting the enforceability of creditors’ rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of “blue sky” and other securities laws as may be applicable have been complied with to the extent required.

     Based upon such review of the foregoing, it is our opinion that the Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Plans, will be legally issued by the Company, fully paid, and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee